  As filed with the Securities and Exchange Commission on January 26, 1996

==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ___________________


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________


                               TELXON CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                                74-1666060
     (State of Incorporation)           (I.R.S. Employer Identification No.)


                  3330 WEST MARKET STREET, AKRON, OHIO  44333
                    (Address of Principal Executive Offices)


                              TELXON CORPORATION
                            1990 STOCK OPTION PLAN
                           (Full Title of the Plan)

ROBERT F. MEYERSON                              ROBERT A. GOODMAN, ESQ.
Chairman and Chief Executive Officer            Goodman Weiss Miller Goldfarb
3330 West Market Street                         100 Erieview Plaza, 27th Floor
Akron, Ohio  44333                              Cleveland, Ohio 44114-1924
(216) 867-3700                                  (216) 696-3366
                                                (Agent to receive comments and
                                                 other communications)

           (Name, address and telephone number of agents for service)

                              ____________________

                                  CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                  Proposed            Proposed
  Title of                                        Maximum             Maximum
 Securities               Amount                 Offering            Aggregate          Amount of
   to be                  to be                   Price              Offering         Registration
 Registered            Registered(1)            Per Share(2)          Price(2)           Fee
--------------------------------------------------------------------------------------------------------
Common Stock,          193,460 shares(2)        $11.500(2)     $ 2,224,790.00             --
  par value $.01
Common Stock,           29,145 shares(2)        $14.000(2)     $   408,030.00             --
  par value $.01
Common Stock,          662,646 shares(2)        $14.500(2)     $ 9,608,367.00             --
  par value $.01
Common Stock,           99,825 shares(2)        $15.250(2)     $ 1,522,331.25             --
  par value $.01
Common Stock,          427,376 shares(2)        $15.500(2)     $ 6,624,328.00             --
  par value $.01
Common Stock,          100,000 shares(2)        $20.000(2)     $ 2,000,000.00             --
  par value $.01
Common Stock,          200,000 shares(2)        $20.125(2)     $ 4,025,000.00             --
  par value $.01
Common Stock,          288,250 shares(2)        $22.250(2)     $ 6,413,562.50             --
  par value $.01
Common Stock,           58,000 shares(2)        $22.375(2)     $ 1,297,750.00             --
  par value $.01
Common Stock,          291,298 shares(3)        $22.375(3)     $ 6,517,792.75             --
  par value $.01
TOTALS               2,350,000 shares               ---        $40,641,951.50          $14,014.56
========================================================================================================


(1) This Registration Statement is being filed in accordance with General Instruction E to Form S-8 to register 2,350,000 additional shares of Common Stock, par value $.01 per share, of Telxon Corporation (the "Additional Shares") which have been approved by its stockholders for issuance upon the exercise of options granted from time to time under the its 1990 Stock Option Plan, as amended. Registration Statement No. 33-43315 has been previously filed by the Registrant and continues to be effective with respect to the 1,000,000 shares of the same class originally authorized for issuance upon the the exercise of options granted under such Plan. The filing fee required by the Securities Act of 1933, as amended, and Rule 457 promulgated thereunder has been calculated in the table above and paid with respect to the Additional Shares only.

(2) Options have been granted under the Plan with respect to the number of the Additional Shares shown in the second column at the exercise price per share shown in the third column.

(3) Options are not presently outstanding under the Plan with respect to the number of Additonal Shares shown in the second column. The maximum offering price shown in the third column has been estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c), on the basis of the average of the high ($23.00) and low ($21.75) prices of the Registrant's Common Stock as reported by the Nasdaq Stock Market's National Market on January 23, 1996.

This Registration Statement on Form S-8 is being filed to register the additional 2,350,000 shares of Common Stock, par value $.01 per share, of Telxon Corporation (the "Corporation" or the "Registrant") which have been approved by the Registrant's stockholders for issuance upon the exercise of options granted from time to time under the Registrant's 1990 Stock Option Plan, as amended (the "Employee Plan"), since the time of filing of an earlier, initial registration statement on Form S-8 which continues to be effective with respect to the 1,000,000 shares of the same class originally authorized for issuance upon the exercise of options granted under the Employee Plan. In accordance with General Instruction E to Form S-8, the contents of such earlier registration statement, Registration Statement No. 33-43315 (the "Earlier Registration Statement"), are incorporated in this Registration Statement by reference, and in addition to the required opinions and consents, this Registration Statement contains information updating certain of the disclosures and exhibits contained or described in the Earlier Registration Statement. Only those Items of Form S-8 which are being updated are set forth below; the corresponding information in the Earlier Registration Statement shall be deemed to be modified, superseded or supplemented by the corresponding updated information set forth herein. The filing fee required by the Securities Act of 1933, as amended, and Rule 457 promulgated thereunder has been calculated in the table above and paid with respect to the additional shares only.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Earlier Registration Statement provides for the incorporation by reference therein of all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date thereof and prior to the filing of a post-effective amendment indicating that all of the offered securities have been sold or which deregisters all such securities then remaining unsold. In addition to such documents, the description of the Common Stock set forth under the caption "Item 1. Description of Registrant's Securities to be Registered" in the Registration Statement on Form 8-A filed by the Corporation with respect to its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended by Amendment No. 1 thereto filed under cover of a Form 8, is hereby incorporated by reference in this Registration Statement in lieu of the description of the Corporation's Common Stock referred to in subparagraph (c) of Item 3 in Part II of the Earlier Registation Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities being offered pursuant to this Registration Statement has been passed upon for the Corporation by the law firm of Goodman Weiss Miller Goldfarb. Certain attorneys of such firm, in the aggregate, own 19,340 shares, and have options to acquire an additional 108,500 shares, of the Corporation's Common Stock. Robert A. Goodman, the senior partner of such firm, is a member of the Board of Directors and the Secretary of the Corporation.

ITEM 8.  EXHIBITS (NUMBERED BY REFERENCE TO ITEM 601 OF REGULATION S-K).

         *4.1 Text of form of Certificate for the Registrant's Common Stock, par value $.01 per share, and description of graphic and image material appearing thereon, filed as Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 1995 and incorporated herein by reference.

         *4.2 Form of Rights Agreement, dated as of August 25, 1987, between the Registrant and Ameritrust Company National Association, as Rights Agent, filed as Exhibit 2(c) to Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to Section 12(g) of the Exchange Act and incorporated herein by reference.

         *4.3 Form of Rights Certificate (included as Exhibit A to the Rights Agreement included as Exhibit 4.2 to this Registration Statement). Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common Stock (the text of which and description thereof are included as Exhibit 4.1 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of the Registrant's Common
                 Stock as of the close of business on the Distribution Date.

        **5.1    Opinion of Goodman Weiss Miller Goldfarb.

       **23.1    Consent of Coopers & Lybrand L.L.P.

       **23.2    Consent of Goodman Weiss Miller Goldfarb (incorporated into
                 Exhibit 5.1 hereto).

       **24.1    Power of Attorney executed by the directors of the Registrant.

__________________

*Previously filed.
**Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on January 26, 1996.


                                        TELXON CORPORATION


                                        By /s/ Robert F. Meyerson
                                          ------------------------------
                                        Robert F. Meyerson, Chairman and
                                          Chief Executive Officer

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

        NAME                            TITLE                     DATE
        ----                            -----                     ----

*   Richard J. Bogomolny            Director                  January 26, 1996
----------------------------
Richard J. Bogomolny



*   John H. Cribb                   Vice Chairman of the      January 26, 1996
----------------------------        Board and Director
John H. Cribb



/s/ Gerald J. Gabriel               Vice President,           January 26, 1996
----------------------------        Financial Planning
Gerald J. Gabriel                   (principal accounting
                                    officer)


*   Robert A. Goodman               Director                  January 26, 1996
----------------------------
Robert A. Goodman



/s/ Kenneth W. Haver                Senior Vice President     January 26, 1996
----------------------------        of Finance and
Kenneth W. Haver                    Administration,
                                    Chief Financial Officer
                                    (principal financial
                                    officer) and Treasurer



/s/ Robert F. Meyerson              Chairman of the Board,    January 26, 1996
----------------------------        Chief Executive
Robert F. Meyerson                  Officer (principal
                                    executive officer)
                                    and Director



*   William J. Murphy               President, Chief          January 26, 1996
----------------------------        Operating Officer
William J. Murphy                   and Director



*   Raj Reddy                       Director                  January 26, 1996
----------------------------
Raj Reddy



*   Norton W. Rose                  Director                  January 26, 1996
----------------------------
Norton W. Rose





___________________________

  *The undersigned does hereby sign this Registration Statement on behalf of the above persons pursuant to the power of attorney duly executed and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto, all in the capacities indicated on this 26th day of January 1996.



                                        By:  /s/ Robert F. Meyerson
                                           ----------------------------------
                                           Robert F. Meyerson, Attorney-in-Fact

                               INDEX TO EXHIBITS

                 EXHIBIT NUMBER (NUMBERED BY REFERENCE TO ITEM 601 OF REGULATION
                 ---------------------------------------------------------------
                 S-K) AND DESCRIPTION
                 --------------------

       *                  4.1     Text of form of Certificate for the
                                  Registrant's Common Stock, par value $.01 per share, and description of graphic and image material appearing thereon, filed as Exhibit
                                  4.2 to the Registrant's Quarterly Report on
                                  Form 10-Q filed for the quarter ended June 30, 1995 and incorporated herein by reference.

       *                  4.2     Form of Rights Agreement, dated as of August
                                  25, 1987, between the Registrant and
                                  Ameritrust Company National Association, as
                                  Rights Agent, filed as Exhibit 2(c) to
                                  Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to
                                  Section 12(g) of the Exchange Act and
                                  incorporated herein by reference.

       *                  4.3     Form of Rights Certificate (included as
                                  Exhibit A to the Rights Agreement included as
                                  Exhibit 4.2 to this Registration Statement).
                                  Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common
                                  Stock (the text of which and description thereof are included as Exhibit 4.1 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights
                                  Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of the Registrant's Common Stock as of the close of business on the Distribution Date.

         **               5.1     Opinion of Goodman Weiss Miller Goldfarb.

         **               23.1    Consent of Coopers & Lybrand L.L.P.

         **               23.2    Consent of Goodman Weiss Miller Goldfarb
                                  (incorporated into Exhibit 5.1 hereto).

         **               24.1    Power of Attorney executed by the directors
                                  of the Registrant.

_________________________

         *Previously filed.
         **Filed herewith.